EXHIBIT 10.8

                             June 4, 1999

Global Marine Inc.
777 N. Eldridge Parkway
Houston, Texas 77079-4493


Ladies and Gentlemen:

We are pleased to make available to you an uncommitted credit facility for general corporate purposes on the terms set forth in this letter ("LOAN AGREEMENT").

     1. We agree to consider from time to time your requests that we make advances to you, on either an interest bearing or a discount basis ("ADVANCES"), in an aggregate amount not to exceed at any one time outstanding the amount set forth on SCHEDULE I hereto as the "Facility Amount", on the terms and conditions set forth below. This letter is not a commitment to lend but rather sets forth the procedures to be used in connection with your requests for our making of Advances to you from time to time on or prior to the termination hereof pursuant to PARAGRAPH 10 and, in the event that we make Advances to you hereunder, your obligations to us with respect thereto. The Advances shall be evidenced by the "grid" promissory note executed by you in substantially the form of EXHIBIT A hereto (as amended from time to time, the "NOTE").

     2. The net amount of each Advance shall be in an amount at least equal to the amount set forth on SCHEDULE I hereto as the "MINIMUM ADVANCE AMOUNT" and shall be made upon (i) your request to us by telephone, telecopy or letter, given by any of the persons listed on EXHIBIT B hereto or otherwise designated by you in writing ("DESIGNATED PERSONS"), that you wish to borrow money on a specified date, in a specified amount and for a specified term (which shall, in no event, be longer than the number of days set forth on SCHEDULE I hereto as the "MAXIMUM TERM" (and in any event, no such Advance shall mature after January 31, 2000); and (ii) our mutual agreement as to such date, amount and term and as to the interest rate per annum or, in the case of an Advance made on a discount basis, discount applicable to any such Advance. On the date of any such Advance, we will make such Advance available to you in same day funds by directing our managing agent to transfer or wire the net proceeds of such Advance to an account designated in writing by a Designated Person. Promptly after the date of each Advance, our managing agent will send you a written confirmation of such Advance and the amount and term thereof and the interest rate per annum or, in the case of an Advance made on a discount basis, discount applicable thereto.

     3. Your agreement and acceptance of this letter, together with your furnishing to us certified copies of (i) your charter and by-laws and (ii) resolutions of your board of directors authorizing a Designated Person to execute this letter and any documents delivered pursuant hereto and to request Advances, together with specimen signatures of such Designated Persons, shall constitute a representation and warranty by you that (a) the execution, delivery and performance of this letter has been duly authorized by all necessary corporate action and does not contravene any law, or any contractual or legal restriction, applicable to you, (b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such execution, delivery and performance or for the making of any Advance and (c) this letter is your legal, valid and binding obligation, enforceable against you in accordance with its terms.

     4. Each request by you for an Advance shall constitute a representation and warranty by you, as of the making of such Advance and giving effect to the application of the proceeds therefrom, that
(i) no payment default has occurred and is continuing under any agreement or instrument relating to any of your indebtedness for borrowed money the outstanding principal of which aggregates $25,000,000 or more, (ii) such Advance when made will constitute your legal, valid and binding obligation, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and by the application of general principles of equity, and (iii) no event has occurred and no circumstance exists as a result of which the written information which you have provided to us in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

     5. You shall repay each Advance, and in the case of an Advance made on an interest bearing basis shall pay interest on such Advance, in accordance with the terms hereof and of the Note. You shall have no right to prepay any unpaid principal amount of any Advance unless you pay us the Make-Whole Amount (as defined in paragraph 15 of this letter).

     6. You shall make each payment hereunder and under the Notes on or before 12:00 noon (New York City time) on the day when due in lawful money of the United States of America to us at Societe Generale, New York, ABA # 026-004-226, A/C 9038973, R/E Altair, in same day funds. All computations of interest shall be made by us on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) elapsed.

     7. Whenever any payment to be made hereunder shall be otherwise due on a Saturday, a Sunday or other day of the year on which banks are required or authorized to close in New York City, New York (any other day being a "BUSINESS DAY"), such payment shall be made on the next succeeding Business Day.

     8. You agree that you will not apply the proceeds of any Advance to purchase or carry margin stock within the meaning of Regulations U and T issued by the Board of Governors of the Federal Reserve System.

     9. We shall incur no liability to you in acting upon any telephone, telecopy, telex or letter request or communication which we believe in good faith to have been given by a Designated Person or in otherwise acting in good faith under this letter. Further, all documents required to be executed in conjunction with Advances under this letter may be signed by any Designated Person.

     10. This letter shall remain in effect until terminated by either you or us by giving prior written notice of termination hereof to the other party hereto, but no such termination shall affect your or our obligations with respect to the Advances hereunder outstanding at the time of such termination.

     11. All written communications hereunder shall be mailed, telecopied or delivered to the address specified on SCHEDULE I hereto for you and for us, or as to each party, to such other address as may be designated by such party in a written notice to the other party. Written communication shall be effective upon receipt unless such communication is mailed, in which case it shall be effective three Business Days after deposit in first class mail.

     12. We may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, any Advance or Advances hereunder and under the Note. You may not assign your rights or obligations hereunder or any interest herein without our prior written consent and the written confirmation from each of the Rating Agencies that as a result of such assignment the then current rating of the commercial paper issued by us will not be downgraded or withdrawn and any such assignment without our consent shall be null and void.

     13. You agree to pay on demand all reasonable out-of-pocket costs, expenses and losses, if any, incurred by us in connection with the enforcement of this letter or the Note other than such costs, expenses or losses arising out of your gross negligence or wilful misconduct.

     14. You agree to furnish us with such financial statements or other information as we may reasonably request. We agree to keep all such information confidential and use it solely in connection with the administration of this Loan Agreement.

     15.  If any of the following events shall occur and be continuing:

        (a) you shall fail to pay any amount due hereunder or under the Note when the same becomes due and payable; or

        (b) any material representation or warranty made by you (or any of your officers) in connection with any Advance or otherwise in connection with this letter or the Note shall prove to have been incorrect in any material respect when made; or

        (c) you shall, without our prior written consent, merge or consolidate with or into, or convey, transfer, lease or dispose of (whether in one transaction or in a series of transactions) all or substantially all of your assets to, any person or entity other than in any transaction permitted under the Five-Year Credit Agreement (as defined below); or

        (d) you shall fail to perform or observe any other material term, covenant or agreement in connection with any Advance or otherwise in connection with this letter or the Note on your part to be performed or observed and such failure is not remedied within 30 days after your receipt of written notice from us; or

        (e) any Event of Default occurs and continues as defined in the Second Amended and Restated Credit Agreement dated as of December 9, 1997 (as amended from time to time "FIVE-YEAR CREDIT AGREEMENT") among you, the lending institutions party thereto and Bankers Trust Company as Administrative Agent; or

        (f) you shall fail to pay any principal of or premium or interest on any indebtedness for borrowed money the outstanding principal of which aggregates $25,000,000 or more (excluding indebtedness evidenced by the Note), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such indebtedness and shall continue after the receipt of any applicable notice or expiry of any applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

        (g) you shall generally not pay your debts as such debts become due, or shall admit in writing your inability to pay your debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against you seeking to adjudicate you as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of you or your debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for you or any substantial part of your property; or you shall take any corporate action to authorize any of the actions set forth above in this SUBSECTION
   (g);

then, and in any such event, we may declare the Note, and all amounts payable thereunder to be forthwith due and payable, whereupon the Note and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind all of which you hereby expressly waive; PROVIDED, HOWEVER, that in the event of any occurrence described in SUBSECTION (g), the Note and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by you. In the event that the Note becomes due and payable pursuant to this PARAGRAPH 15, you shall also pay us, in addition to all amounts payable under the Note, to the extent permitted by law, an amount equal to the positive difference, if any, for each Advance between (i) the interest that would have accrued with respect to such Advance under the Note from the date such Advance was paid to the scheduled maturity date therefor and (ii) the interest actually earned by us on the amount repaid to us with respect to such Advance from the date of payment thereof to the scheduled maturity date for such Advance (the "MAKE-WHOLE AMOUNT").

     16. You agree that no amendment or waiver of any provision of this letter or the Note nor consent to any departure by you therefrom, shall in any event be effective unless the same shall be in writing and signed by the you and the undersigned ("LENDER"), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     17. You agree to indemnify the Lender, its officers, directors, employees, representatives and agents from and discharge, release, and hold each of them harmless against any and all reasonable losses, liabilities, obligations, claims, damages, expenses, fines or penalties incurred by any of them as a result of, or directly arising out of, or directly related to (a) any actual or proposed use by you or a subsidiary of the proceeds of the Advances, (b) any breach by you of any provision of this letter or the Note, (c) any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the foregoing, including, but not limited to, the entering into and/or performance of this letter or the Note, or the use of proceeds of any Advances hereunder, or (d) any Environmental Claim (as defined in the Five-Year Credit Agreement) or requirement of Environmental Laws (as defined in the Five-Year Credit Agreement) concerning or relating to (i) any Real Property (as defined in the Five-Year Credit Agreement), offshore drilling rig, facility, or location which you at any time owned or operated, or (ii) your operations or business, and you agree to reimburse the Lender and its directors, officers, employees and agents within 30 days' of demand for any reasonable out-of-pocket expenses (including outside legal fees) incurred in connection with any such investigation, litigation or other proceeding; and expressly including any such losses, liabilities, claims, damages, or expenses incurred by reason of negligence by such person seeking indemnification, but excluding any such losses, liabilities, claims, damages, or expenses incurred by reason of the gross negligence or willful misconduct of the person seeking indemnification. To the extent that the undertaking to indemnify, pay or hold harmless the person seeking indemnification as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, you agree to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     18. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     19. You and we each hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this letter or the Note.

     20. You agree that you will not institute against or join any other person in instituting against us any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper issued by us is paid in full.

     21. At our option, we shall, upon notice that either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Moody's Investor Service, Inc. has (i) lowered or downgraded its short term commercial paper or corporate bond or other short term rating of you, (ii) placed your securities on a watch list of securities singled out for surveillance, with either negative or developing implications or (iii) withdrawn its approval of you for inclusion in a Ratings Category (as defined in the Loan Referral Agreement, dated as of January 31, 1997, between us and Societe Generale), amend SCHEDULE I hereof to provide for an amended "Facility Amount" and amended "Maximum Term".

     22. As long as you shall have any Advances outstanding, you agree that you will maintain an unutilized aggregate amount equal to the amount of all outstanding Advances under (a) the Five-Year Credit Agreement, (b) any successor or replacement facilities with financial institutions; PROVIDED that, the commitments relied upon for determining such availability must remain effective through a date that is later than January 31, 2000.

     23. Our obligations under this Agreement are solely our corporate obligations. No recourse shall be had for the payment of any amount owing by us hereunder or any other obligation or claim of or against us arising out of or based upon this Agreement against any of our stockholders, employees, officers, directors or incorporators.

     If the terms of this letter are satisfactory to you, please indicate your agreement and acceptance thereof by signing a counterpart of this letter and returning it to us.

                                     Very truly yours,

                                     ALTAIR FUNDING CORPORATION


                                     By:  /s/ Juliana C. Johnson
                                          Juliana C. Johnson
                                          Vice President


Agreed and Accepted:

GLOBAL MARINE INC.


By:    /s/ W. Matt Ralls
Name:  W. Matt Ralls
Title: Senior Vice President,
       Chief Financial Officer
       and Treasurer







                             SCHEDULE I
                         to Loan Agreement
                      dated as of June 4, 1999
               between ALTAIR FUNDING CORPORATION and
                         GLOBAL MARINE INC.

(i)    For the purpose of Sections 1 and 2 of this Loan Agreement:

       The "Facility Amount" is $50,000,000.

       The "Minimum Advance Amount" is $3,000,000.

       The "Maximum Term" is 70 days.

(ii)   For the purpose of Section 11 of this Loan Agreement:

       The address for written communications to you is:

       Global Marine Inc.
       777 N. Eldridge Parkway
       Houston, Texas 77079-4493
       Attention: W. Matt Ralls
       Telephone: 281-596-5810
       Fax: 281-596-5826

       The address for written communications to us is:

       Altair Funding Corp. c/o Societe Generale

       181 West Madison Suite 3400
       Chicago Illinois, 60602
       Attention: Debbie Sampson
       Telephone: 312-578-5165
       Fax: 312-578-5199

(iii) For purposes of this Loan Agreement, instructions for wire transfer of funds to the Borrower are:

       Name of Bank: First Union National Bank - Charlotte, NC
       Bank ABA Number: 053 000 219
       Borrower Number: 2000-000-372-037
       Reference: Global Marine Inc.





                           EXHIBIT A
                              to
                      The Loan Agreement

   FORM OF SHORT-TERM PROMISSORY GRID NOTE

   $                                             Dated           , 199

        FOR VALUE RECEIVED, the undersigned (the "BORROWER"), HEREBY PROMISES TO PAY to the order of Altair Funding Corporation (the "LENDER") with respect to each Advance (as defined below):

        (a) in the case of an Advance made on an interest bearing basis, the principal amount of such Advance made by the Lender to the Borrower, on the date mutually agreed to by the Lender and the Borrower at the time of such Advance as the maturity date thereof, together with interest (computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed) on the principal amount of each Advance outstanding from time to time from and including the date on which such Advance is made until the maturity date of such Advance, at an interest rate per annum, mutually agreed to by the Lender and the Borrower at the time of such Advance, payable on the maturity date of such Advance; and

        (b) in the case of each Advance made by the Lender to the Borrower, on a discount basis mutually agreed by the Lender and the Borrower at the time of such Advance, the stated or face amount of such Advance, on the date mutually agreed to by the Lender and the Borrower at the time of such Advance as the maturity date thereof.

Any overdue principal amount and overdue amount of interest, fees or other amounts payable hereunder or under the Loan Agreement referred to below shall bear interest, payable on demand, at a fluctuating interest rate per annum equal at all times to 2 percent (2%) per annum above the Federal Funds Rate as in effect from time to time, which interest rate shall change when and as the Federal Funds Rate changes. "Federal Funds Rate" means the rate for overnight Federal Funds, as published by the Federal Reserve Bank of New York.

     The Borrower shall have no right to prepay any unpaid principal amount of any Advance unless the Borrower pays to the Lender the Make-Whole Amount (as defined in the Loan Agreement referred to below).

     The Borrower shall make each payment of principal and interest hereunder prior to 12:00 noon (New York City time) on the day when due in lawful money of the United States of America to Societe Generale, New York, ABA # 026-004-226, A/C 9038973, R/E Altair, in same day funds. Whenever any payment to be made hereunder shall be otherwise due on a day other than a Business Day (as defined in the Loan Agreement referred to below), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     The Borrower hereby authorizes the Lender to endorse on the grid attached hereto the date and amount of each Advance made by the Lender to the Borrower hereunder, the maturity date thereof, all payments made on account of principal thereof and the interest rate applicable thereto, PROVIDED that the failure to do so shall not affect the obligations of the Borrower to the Lender.

     The Borrower also agrees to pay on demand all reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred by the Lender in enforcing this Promissory Note.

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Borrower and the Lender hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Promissory Note or any Advances hereunder.

     This Promissory Note is the "grid" promissory note referred to in, and is entitled to the benefits of, the Loan Agreement dated June 4, 1999 (as amended from time to time, the "LOAN AGREEMENT"), between the Borrower and the Lender, which Loan Agreement, among other things, sets forth procedures to be used in connection with the Borrower's periodic requests that the Lender make advances (the "ADVANCES") to it from time to time in an aggregate amount not to exceed at any time outstanding the amount first above mentioned.



                                         GLOBAL MARINE INC.


                                         By:
                                         Name:
                                         Title:






                             EXHIBIT B
                                 to
                         the Loan Agreement

     For the purpose of Section 2 of this Loan Agreement, the "DESIGNATED PERSONS" are:

     NAME                                       TITLE

W. Matt Ralls                Senior Vice President, Chief Financial Officer
                             and Treasurer

William H. Gammerdinger      Assistant Treasurer

Thomas R. Johnson            Vice President and Corporate Controller

James McCullouch             Senior Vice President and General Counsel






                  SHORT-TERM PROMISSORY GRID NOTE

$50,000,000.00                                    Dated June 4, 1999

     FOR VALUE RECEIVED, the undersigned (the "BORROWER"), HEREBY
PROMISES TO PAY to the order of Altair Funding Corporation (the
"LENDER") with respect to each Advance (as defined below):

        (a) in the case of an Advance made on an interest bearing basis, the principal amount of such Advance made by the Lender to the Borrower, on the date mutually agreed to by the Lender and the Borrower at the time of such Advance as the maturity date thereof, together with interest (computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed) on the principal amount of each Advance outstanding from time to time from and including the date on which such Advance is made until the maturity date of such Advance, at an interest rate per annum, mutually agreed to by the Lender and the Borrower at the time of such Advance, payable on the maturity date of such Advance; and

        (b) in the case of each Advance made by the Lender to the Borrower, on a discount basis mutually agreed by the Lender and the Borrower at the time of such Advance, the stated or face amount of such Advance, on the date mutually agreed to by the Lender and the Borrower at the time of such Advance as the maturity date thereof.

Any overdue principal amount and overdue amount of interest, fees or other amounts payable hereunder or under the Loan Agreement referred to below shall bear interest, payable on demand, at a fluctuating interest rate per annum equal at all times to 2 percent (2%) per annum above the Federal Funds Rate as in effect from time to time, which interest rate shall change when and as the Federal Funds Rate changes. "Federal Funds Rate" means the rate for overnight Federal Funds, as published by the Federal Reserve Bank of New York.

     The Borrower shall have no right to prepay any unpaid principal amount of any Advance unless the Borrower pays to the Lender the Make-Whole Amount (as defined in the Loan Agreement referred to below).

     The Borrower shall make each payment of principal and interest hereunder prior to 12:00 noon (New York City time) on the day when due in lawful money of the United States of America to Societe Generale, New York, ABA # 026-004-226, A/C 9038973, R/E Altair, in same day funds. Whenever any payment to be made hereunder shall be otherwise due on a day other than a Business Day (as defined in the Loan Agreement referred to below), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     The Borrower hereby authorizes the Lender to endorse on the grid attached hereto the date and amount of each Advance made by the Lender to the Borrower hereunder, the maturity date thereof, all payments made on account of principal thereof and the interest rate applicable thereto, PROVIDED that the failure to do so shall not affect the obligations of the Borrower to the Lender.

     The Borrower also agrees to pay on demand all reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred by the Lender in enforcing this Promissory Note.

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Borrower and the Lender hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Promissory Note or any Advances hereunder.

     This Promissory Note is the "grid" promissory note referred to in, and is entitled to the benefits of, the Loan Agreement dated June 4, 1999 (as amended from time to time, the "LOAN AGREEMENT"), between the Borrower and the Lender, which Loan Agreement, among other things, sets forth procedures to be used in connection with the Borrower's periodic requests that the Lender make advances (the "ADVANCES") to it from time to time in an aggregate amount not to exceed at any time outstanding the amount first above mentioned.



                                        GLOBAL MARINE INC.


                                        By:
                                        Name:
                                        Title:







                                GRID



                                    Interest Rate
                                         on
                                     or Rate of     Discounted
           Amount    Maturity        Discount of     Amount of
Date of      of         of           Advance (as    Advance (if   Notion Made
Advance    Advance   Advance         applicable)    applicable)        By